      As filed with the Securities and Exchange Commission on May 13, 2002

                                                     Registration No. 333-37328

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            36-3104688
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                   -----------

                           225 WEST WASHINGTON STREET
                             CHICAGO, ILLINOIS 60606
                                 (312) 372-9500
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             ROSS D. EMMERMAN, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              BARRY P. BIGGAR, ESQ.
                                BINGHAM DANA LLP
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

Not applicable.



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                     REMOVAL OF SECURITIES FROM REGISTRATION

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as declared effective on May 18, 2000 (File No. 333-37328) (the "Registration Statement"), is being filed to deregister certain debt securities, pass through certificates and senior secured notes of Union Tank Car Company ("Union Tank Car"). Union Tank Car previously registered, pursuant to the Registration Statement, up to $302,148,000 of debt securities, up to $302,148,00 of pass through certificates and up to $250,000,000 of senior secured notes (collectively, the "Securities"). As of May 10, 2002, Union Tank Car had not completed any public offerings under the Registration Statement. Union Tank Car does not intend to sell any Securities under the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Union Tank Car Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 10th day of May, 2002.

                                       UNION TANK CAR COMPANY


                                         /s/  Robert C. Gluth
                                       --------------------------------------
                                        Robert C. Gluth,
                                          Executive Vice President,
                                          Treasurer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of May, 2002.

                  Signature                              Title
                  ---------                              -----

           /s/  Kenneth P. Fischl          President and Director
         ------------------------------     (principal executive officer)
           Kenneth P. Fischl


           /s/  Robert C. Gluth            Executive Vice President,
         ------------------------------     Treasurer and Director
           Robert C. Gluth                  (principal financial and accounting
                                            officer)

           /s/  John D. Nichols            Director
         ------------------------------
           John D. Nichols